SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

current report
pursuant to section 13 or 15(d) of the
securities exchange act of 1934

Date of Report (date of earliest event reported): February 21, 2005

American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

One American Road
Cleveland, Ohio		44144

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      In conjunction with certain corporate reorganizational initiatives implemented by American Greetings Corporation (“American Greetings”), David R. Beittel, the Senior Vice President of Creative, and American Greetings mutually agreed that Mr. Beittel’s employment will terminate on February 28, 2005 (the “Retirement Date”). In connection with his separation and in recognition of the valuable services that Mr. Beittel provided during his tenure with American Greetings, on February 21, 2005, American Greetings and Mr. Beittel entered into a retirement agreement (the “Agreement”). Commencing on the Retirement Date, Mr. Beittel will receive the following benefits under the Agreement:

•	An amount equal to 30 months of base salary calculated based on his annual salary in effect at the Retirement Date and payable in equal monthly installments beginning on March 15, 2005, unless American Greetings and Mr. Beittel mutually agree that all or any portion of such amount will be paid in a lump sum.

•	Continued participation in American Greetings’ life insurance programs through August 31, 2005 and health care coverage programs (at premiums and rates otherwise available to active employees at the Senior Vice President level) until December 31, 2012 and thereafter, Mr. Beittel will be eligible for retiree health care coverage on terms then in effect.

•	Continued participation in the Key Management Annual Incentive Plan for the year ended February 28, 2005.

•	A one-time payment equal to $11,430, the equivalent of his automobile allowance and expenses for the remaining term of his current company car lease. Immediately following the Retirement Date, Mr. Beittel will cease to have use of a company car.

•	Continued vesting of stock options granted prior to the Retirement Date through August 31, 2007, after which vested stock options will be exercisable for 90 days in accordance with their terms.

•	A one-time payment equal to $10,000 for transition costs.

Additionally, following the Retirement Date, the Agreement provides that Mr. Beittel and American Greetings may enter into a consulting agreement on mutually acceptable terms. Under the Agreement, Mr. Beittel is prohibited from disclosing or using American Greetings’ confidential information or trade secrets acquired during the course of his employment. Mr. Beittel is also prohibited from engaging in specified activities that are in competition with American Greetings until August 31, 2007. In addition, Mr. Beittel will forfeit his right to benefits under the Agreement in the event of any breach of the terms of the Agreement. As a condition to receiving the benefits under the Agreement, Mr. Beittel has waived all claims he has against American Greetings arising out of or related to his employment relationship with American Greetings occurring on or before the Retirement Date.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

American Greetings Corporation (Registrant)
By:	/s/ Zev Weiss
Zev Weiss, Chief Executive Officer

Date: February 25, 2005